Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Solarius Capital Acquisition Corp. (the “Company”) for the quarterly period ended September 30, 2026, as filed with the Securities and Exchange Commission (the “Report”), I, Anthony DeLuca, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: November 12, 2026

By:	/s/ Anthony DeLuca
	Name:	Anthony DeLuca
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)